UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant

(a) Dismissal of Independent Accountant Previously Engaged as Principal Accountant.

On May 3, 2012, SunPower Corporation (the “Company”), at the direction of the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm effective upon the filing of the Company's quarterly report on Form 10-Q for the three months ended April 1, 2012, which was filed on May 8, 2012.

PwC's audit report on the financial statements of the Company for the fiscal years ended January 1, 2012 and January 2, 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through the effective date of their termination, May 8, 2012, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years and through the effective date of their termination, May 8, 2012, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K, except that as disclosed in Item 4 of the Company's quarterly reports on Form 10-Q for the quarters ended April 4, 2010, July 4, 2010 and October 3, 2010, management concluded that the Company's controls and procedures were not effective in its Philippines operations based on certain material weaknesses. These material weaknesses ultimately resulted in the Company restating its financial statements for certain prior periods. These material weaknesses were remediated as of January 2, 2011.

The Company has provided PwC with a copy of the disclosures in this Current Report on Form 8-K prior to the date that these disclosures were filed with the Securities and Exchange Commission (the “Commission”). The Company requested that PwC furnish to the Company a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of the letter from PwC confirming its agreement with certain disclosures made herein is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Accountant as Principal Accountant.

On May 3, 2012, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”), an affiliate of which also serves as one of the two principal auditors of the Company's parent company, Total S.A., as its principal accountant to audit the Company's financial statements for the fiscal year ending December 30, 2012.

During the fiscal years January 1, 2012 and January 2, 2011 and the subsequent interim period prior to engaging EY, neither the Company nor anyone on its behalf has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements, (iii) either a written report or oral advice that EY concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iv) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (v) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: May 8, 2012	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer